Exhibit 99.1

Key Energy Services, Inc.

News Release

For Immediate Release:

Contact: John Daniel

Monday, August 22, 2005

(713) 651-4300

KEY ENERGY ANNOUNCES NEW CHIEF ACCOUNTING OFFICER

HOUSTON, TX, August 22, 2005 – Key Energy Services, Inc. (Pink Sheets: KEGS) today announced that J. Marshall Dodson has joined the Company and will serve as Vice President and Chief Accounting Officer, reporting to Bill Austin, Chief Financial Officer.  Mr. Dodson brings thirteen years of experience, having served most recently as Managing Director and Controller, Dynegy Generation for Dynegy Inc.  Prior to joining Dynegy, Mr. Dodson spent approximately ten years with Arthur Andersen LLP in Houston, Texas.   Mr. Dodson is a Certified Public Accountant and is a graduate of the University of Texas at Austin.  Mr. Dodson will be based in Houston, Texas.

Key Energy Services, Inc. is the world’s largest rig-based well service company.  The Company provides oilfield services including well servicing, contract drilling, pressure pumping, fishing and rental tools and other oilfield services.  The Company has operations in all major onshore oil and gas producing regions of the continental United States and internationally in Argentina.

Certain statements contained in this news release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are based on current expectations, estimates and projections about the Company, the Company’s industry, management’s beliefs and certain assumptions made by management.  Whenever possible, the Company has identified these “forward-looking statements” by words such as “expects,” “believes,” “anticipates” and similar phrases.  Readers are cautioned that any such forward-looking statements are not guarantees of future performance or the results of the ongoing review and restatements and are subject to certain risks, uncertainties and assumptions that are difficult to predict, including, but not limited to: the impact of the Company’s current restatement process on its results for prior and current periods; uncertainties surrounding the restatement process, including the timing and amount of the restatements; the risk of possible changes in the scope and nature of, the time required to complete, the issuance of audit opinions on the Company’s prior year financial statements and the audit of the Company’s 2003 and 2004  financial statements; risks that the Company’s inability to complete the restatement of its financial statements will impact operations; risks affecting the integration of new management; risks affecting the ability of the Company to maintain or improve operations, including the ability to maintain price increases; and risks affecting activity levels for rig hours including the risk that commodity prices decline or the risk that capital budgets from the Company’s customers decrease; risks affecting the Company’s international operations and potential opportunities. Because such statements involve risks and uncertainties, the actual results and performance of the Company may differ materially from the results expressed or implied by such forward-looking statements.  Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements.  Unless otherwise required by law, the Company also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made here; however, readers should review carefully reports or documents the Company files periodically with the Securities and Exchange Commission.

6 Desta Drive, Midland, TX 79705